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                                                                    EXHIBIT 99.2

Andrew Miller
UpStart Communications
510.457.3117
amiller@upstart.com


          GENERAL MAGIC, INTERVOICE-BRITE ANNOUNCE PLANS TO PARTNER IN
                    DELIVERING NEXT-GENERATION IVR SOLUTIONS

      Collaboration will provide Web-architected IVR solutions that enable enterprises to leverage their Web infrastructure investments while vastly improving the end-user experience

     SUNNYVALE, Calif., and DALLAS, Texas (January 31, 2002) -- General Magic, Inc. (Nasdaq: GMGC), a pioneer in enterprise voice infrastructure software, and InterVoice-Brite, Inc. (Nasdaq: INTV), a leading provider of speech and self-service solutions serving millions of enterprise customers and institutions worldwide, today announced plans to collaborate in delivering industry-leading solutions to customers in the fast-growing market for next-generation Interactive Voice Response (IVR) systems. The companies have signed a Memorandum of Understanding to implement a strategic partnership agreement to integrate elements of their respective technologies and engage in joint marketing initiatives to provide next-generation IVR solutions that leverage advanced Internet/Web technologies. This agreement is expected to represent a multi-year, multi-million dollar contract.

     Under their final agreement, General Magic and InterVoice-Brite (iVB) will gain time-to-market advantage in offering a next generation, standards-based IVR platform. To these ends, iVB will implement General Magic's magicTalk(R) Enterprise Platform as the infrastructure technology for IVR solutions in J2EE(TM) environments and will gain use of General Magic's patents for "Voice User Interface with Personality" enabling the design of human-like voice user interfaces (VUIs). General Magic in turn will integrate iVB's OneVoice(TM) VoiceXML Media Gateway into its magicTalk Enterprise Platform to offer iVB's enhanced telephony/CTI connectivity features to the broader voice application customer self-service space. General Magic will also gain benefit from iVB's substantial patent portfolio covering speech, user interface, and conversational technologies, telephony, signal processing and media server infrastructure.

     By combining the resources of General Magic, a recognized innovator in voice applications for enterprises, and iVB, a market leader in speech-enabled IVR solutions, this agreement marks an important step forward in the IVR industry. Jointly developed and marketed solutions from the two companies will address the needs for Web-based IVR systems


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                            General Magic and InterVoice-Brite announce M.O.U./2


incorporating voice user interfaces that humanize the end customer's experience of IVR in call centers and self-service phone applications.

     Said Bob Ritchey, President, Enterprise Solutions Division,
InterVoice-Brite, "Web-architected IVR solutions are an important next step for call centers. In partnership, iVB and General Magic will be able to provide an IVR solution that is open, standards-based and Web-architected, enabling interoperability and easier integration with our customers' Web-based infrastructures."

     "We are delighted to be partnering with iVB, and we look forward to integrating their 'voice gateway' technology into our magicTalk Enterprise Platform and offering it as part of our suite of voice infrastructure software to the broader voice application services market," said Kathie Layton, General Magic's CEO. "Web-based IVR will become a key channel for use by companies in servicing their customers. Working together, iVB and General Magic are well-positioned to be at the forefront of the trend toward the Web-connected call center."

ABOUT INTERVOICE-BRITE

     With systems operating in more than 70 countries, InterVoice-Brite is the technology leader in speech-enabled interactive information solutions, enhanced services for network service providers and a premier communications and e-commerce ASP. The Company operates in two global divisions, each focusing on a separate marketplace. iVB Network Solutions provides value-added solutions and outsourcing services to network operators. iVB Enterprise Solutions provides speech and self-service solutions serving millions of enterprises' customers and institutions' patrons worldwide. Both divisions also can provide their products and services as an Application Service Provider. For more information, visit http://www.intervoice-brite.com.

ABOUT GENERAL MAGIC

     General Magic is a leading voice infrastructure software company that provides enterprise-grade software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, Calif. For additional information, visit www.generalmagic.com.


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                            General Magic and InterVoice-Brite announce M.O.U./3


                                     # # #

     General Magic and iVB note that certain statements in this press release are forwarding-looking and are based on company management's current expectations. Forward-looking statements in this press release, such as managements' belief that the partnership agreement between the companies will represent a multi-million contract, while based upon management's current expectations and belief, which management considers reasonable, are subject to certain known and unknown risks, uncertainties and other factors inherent whenever management attempts to forecast the future that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. You are cautioned not to pace undue reliance on any forward-looking statements. Risk factors that could cause future results to differ from managements' expectations are detailed in each company's filings with the Securities and Exchange Commission. In the case of General Magic, such risks and uncertainties are detailed in General Magic's Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 21, 2001.

     General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.